SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 19, 2016
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2016, the Board of Directors of Principal Financial Group, Inc. (the “Company”) appointed Deanna D. Strable-Soethout to the position of executive vice president, Principal, effective September 20, 2016, and to the position of chief financial officer, effective February 14, 2017. Ms. Strable currently holds the position of president of the United States Insurance Solutions segment of the Company and will continue in that role until her successor is named. A press release on this topic is included with this report as Exhibit 99.

Terrance J. Lillis currently serves as the Company’s executive vice president and chief financial officer. Mr. Lillis previously announced his intention to retire no later than the end of the first quarter of 2017, and now plans to retire no later than April 30, 2017. Mr. Lillis’ will continue to serve as an executive vice president from February 14, 2017 until his retirement.

In connection with this promotion, Ms. Strable’s annual salary will be $535,000, subject to periodic adjustment in accordance with the Company’s regular salary review policy. In addition, Ms. Strable will participate in the Company’s annual and long-term incentive compensation plans, qualified and non-qualified savings and retirement plans and other benefits as described in the Company’s current proxy statement filed with the Securities and Exchange Commission on April 7, 2016.

Ms. Strable’s annual incentive target will be 100% of salary, and her long-term incentive award opportunity is 275% of salary for target performance. Realized compensation may vary considerably above or below the target award opportunity based on the Company’s performance and changes in share price over a three-year performance cycle subsequent to the grant.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

99	Press Release Announcing Strable-Soethout Promotion

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Karen E. Shaff
Name: Karen E. Shaff
Title: Executive Vice President, General Counsel and Secretary

Date: September 20, 2016